UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2007

ImageWare Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15757	33-0224167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road

San Diego, California 92127

(Address of Principal Executive Offices, Including Zip Code)

858-673-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2007, ImageWare Systems, Inc. (the ”Company”) received a letter from the American Stock Exchange (“Amex”) indicating that the Company is not in compliance with Section 301 of the Amex Company Guide (the “Company Guide”) as a result of the Company’s issuance of 2,016,666 shares of the Company’s common stock (“Common Stock”) and warrants to purchase 1,008,333 shares of Common Stock (collectively, the “Shares”) pursuant to the Securities Purchase Agreement, dated September 25, 2007, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2007, without first obtaining Amex’s approval for such Shares. Section 301 of the Company Guide provides that a listed company is not permitted to issue, or authorize its transfer agent or registrar to issue or register, additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from Amex that the securities have been approved for listing. The Company filed an additional listing application with Amex relating to the Shares on September 27, 2007 (prior to receiving the letter from Amex).

On October 18, 2007, pursuant to Sections 402 and 1009(j) of the Company Guide, the Company issued a press release reporting its receipt of the letter. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit #	Description
99.1	Press Release issued on October 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: October 18, 2007
	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer

Exhibit Index

Exhibit #	Description
99.1	Press Release issued on October 18, 2007.